EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-121172) and in the Registration Statement on Form S-8 (No.333-116520) of our report relating to the consolidated financial statements of Mercer International Inc. and on the effectiveness of internal control over financial reporting dated March 2, 2009, appearing in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
March 2, 2009
Vancouver, Canada